Exhibit 99.1

Flash Sports & Media Holdings, Inc. Provides Corporate Update on
Nasdaq Appeal, Balance Sheet Improvements and Strategic Transactions

Company appeals Nasdaq determination to Hearings Panel, reduces approximately $2 million of debt and maintains engagement with acquisition targets

New York, New York (August 26, 2026 – GlobeNewswire) - Flash Sports & Media Holdings, Inc. (OTC: FLZH) (“Flash” or the “Company”) today provided a corporate update regarding the recent suspension of trading of its common stock from The Nasdaq Stock Market, the Company’s appeal of Nasdaq’s determination, recent balance sheet improvements, and the status of its pending strategic transactions.

The Company’s common stock is currently quoted on the OTC market following Nasdaq’s suspension. The suspension resulted from an administrative sequencing error relating to the timing of Nasdaq’s required initial listing process in connection with the Company’s previously completed change-of-control transaction and subsequent shareholder actions, which ultimately resulted in a Nasdaq Rules violation. The Company has timely appealed Nasdaq’s determination to a Nasdaq Hearings Panel and is actively pursuing a path to restore its Nasdaq listing. The appeal does not stay the current suspension.

Nasdaq Appeal and Remediation

Management, the Board of Directors, and newly retained securities counsel and Nasdaq advisory group are working through the required remediation process. Today, the Company submitted its appeal to a Nasdaq Hearings Panel, and once a hearing is granted, intends to present its plan to the Nasdaq Hearings Panel and to take the actions necessary to address the matters identified by Nasdaq as efficiently as possible. There can be no assurance regarding the timing or outcome of the appeal or the Company’s ability to regain its Nasdaq listing.

Approximately $2 Million of Debt Reduction

During the last two trading days, the Company’s debt holders reduced outstanding debt by approximately $2.0 million. Management believes this reduction is a meaningful step in continuing to simplify the Company’s capital structure and improve its balance sheet while the Nasdaq process is underway.

Strategic Transactions Remain Active

The Company has remained in active communication with its acquisition targets and other strategic counterparties regarding the Nasdaq matter. Each of the Company’s current acquisition targets has indicated that it is prepared to provide the Company additional time to work through the Nasdaq process. While transaction timelines may be affected, the Company continues to engage with these parties and remains focused on advancing its previously announced corporate development strategy.

“While the Nasdaq suspension is frustrating, it does not change the underlying business or our determination to resolve this matter as quickly as possible,” said Bradley Nattrass, Chief Executive Officer of Flash Sports & Media Holdings, Inc. “We believe this situation resulted from an administrative sequencing error in the listing process, which results in a Nasdaq Rules violation, and we have appealed Nasdaq’s determination to the Hearings Panel. At the same time, we have used the liquidity in the market to reduce approximately $2 million of debt and strengthen our balance sheet. Our acquisition counterparties remain engaged and have agreed to give us time to work through this process. We remain focused on protecting shareholder value, executing our business plan and pursuing a return to Nasdaq.”

Looking Ahead

The Company intends to keep shareholders informed of material developments relating to the Nasdaq appeal, its capital structure and its strategic transactions as appropriate. Flash continues to focus on its sports and media operations, including cricket-related media, league-management, sponsorship and commercial opportunities, while management works to resolve the listing matter.

About Flash Sports & Media Holdings, Inc.

Flash Sports & Media Holdings, Inc. is a sports and media company focused on the development and commercialization of cricket media, league-management, sponsorship and related sports-entertainment opportunities, particularly in the high growth North American market. Through its relationships and operating platforms, the Company is focused on professional cricket properties, media and broadcast opportunities, sponsorships, league operations and related commercial initiatives.

Investor Relations Contact

Investors@flashsm.com

Company Websites

https://flashsportsandmedia.com
https://flashsm.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements include, without limitation, statements regarding the Company’s Nasdaq appeal and Hearings Panel process; the Company’s remediation efforts and ability to regain a Nasdaq listing; the timing and outcome of any Nasdaq review; the Company’s capital structure and debt-reduction efforts; the status, timing and completion of potential acquisitions and other strategic transactions; and the Company’s ability to execute its business strategy. These forward-looking statements are based on current expectations, estimates and assumptions and involve known and unknown risks and uncertainties that could cause actual results and outcomes to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, without limitation, Nasdaq and OTC trading matters, market conditions, financing needs, liquidity, transaction execution risk, third-party approvals, regulatory matters, the Company’s ability to satisfy applicable listing requirements, and the risks described in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update or revise any forward-looking statements except as required by law.

Source: Flash Sports & Media Holdings, Inc.